UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 1, 2011
POLYPORE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334

(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina	28277

(Address of Principal Executive Offices)	(Zip Code)
(704) 587-8409
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with Polypore International, Inc.’s (the “Company”) plan to take advantage of continued growth of the Company’s lead-acid battery business in the Asia Pacific region, on April 1, 2011 Pierre Hauswald was named President, Daramic-Asia. Consistent with his new role, Mr. Hauswald will leverage his more than 30 years of experience at the Company to focus his efforts on critical initiatives intended to fuel the Company’s growth in the region.
In addition, on April 1, 2011 Phillip Bryson was named President, Energy Storage—Transportation and Industrial. In his prior roles as General Counsel and Vice President of Strategic Development, Mr. Bryson worked very closely with the Company’s lead-acid battery business for several years, including playing a key role in numerous growth investments (e.g., the acquisition of plants in Corydon, Indiana; Piney Flats, Tennessee; Feistritz, Austria and Tianjin, China).
In connection with Mr. Hauswald’s new role, on April 1, 2011 the Company entered into an employment agreement with Mr. Hauswald. The employment agreement consists of a master agreement entered into between Mr. Hauswald, the Company and certain of its affiliates, in addition to implementing sub-agreements entered into between Mr. Hauswald and Daramic SAS and Polypore (Shanghai) Membrane Products Co. Ltd., respectively, both of which are wholly owned subsidiaries of the Company. (The employment agreement and related sub-agreements are referred to as the “Employment Agreement”.) Under the Employment Agreement, through December 31, 2011 Mr. Hauswald’s base salary, bonus structure and benefits will be determined by the Company at its discretion, consistent with prior years. From January 1, 2012 through May 31, 2015, Mr. Hauswald will receive an annual base salary of €60,000, as well as customary French benefits for service as the President of Daramic SAS. From May 1, 2012 through December 31, 2013 (unless extended at the Company’s request and with Mr. Hauswald’s consent), Mr. Hauswald will be on assignment in Shanghai, China through Polypore (Shanghai) Membrane Products Co. Ltd. During his assignment in Shanghai, Mr. Hauswald will receive customary benefits in connection with his service overseas. From January 1, 2012 through December 31, 2013, Mr. Hauswald will receive an additional €148,460 as part of his annual base salary. Unless his assignment in Shanghai is extended, after December 31, 2013 Mr. Hauswald will continue to serve the Company, in a consulting capacity, until May 31, 2015. Mr. Hauswald will receive €213,917 in the aggregate for these consulting services.
The Employment Agreement may be terminated by either party, without cause, with three months’ written notice. In such case, Mr. Hauswald will receive severance consistent with the Company’s severance policy as then in effect. In addition, the Employment Agreement may be terminated for cause by the Company. Mr. Hauswald is subject to a non-compete and non-solicitation period of 36 months following the termination of the Employment Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC. (Registrant)
Date: Apri1 1, 2011	By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer